Exhibit 99.1

POSTER NO. 1188

Fluticasone furoate and vilanterol suppress allergen-induced bronchial hyper-responsiveness to methacholine

Oliver A(1), Quinn D(2), Saggu P(1), Thomas P(3), Lötvall J(4), Bjermer L(5)*

(1)GlaxoSmithKline Respiratory and Immuno-Inflammation Medicines Development Centre, Uxbridge, UK; (2)P3 Research, Wellington, NZ; (3)Faculty of Medicine, The University of New South Wales, Sydney NSW 2052, Australia; (4)Krefting Research Centre, University of Gothenburg, Gothenburg, Sweden; (5)Department of Respiratory Medicine and Allergology, Institute for Clinical Science, Lund, Sweden, *Presenting Author

INTRODUCTION

•                  A high proportion of people with asthma are affected by airborne allergens.(1)

•                  Allergen exposure may lead to a biphasic decline in lung function consisting of the early asthmatic response (EAR) and the late asthmatic response (LAR); the latter is associated with the development of airway hyper-responsiveness (AHR).(2)

•                  Fluticasone furoate (FF)(3) and vilanterol trifenatate (VI)(4) are promising agents for a combined, long-acting, once-daily treatment of asthma.

OBJECTIVES

•                  Primary: to compare the effect of FF/VI combination on EAR (vs FF or VI monotherapy) and LAR (vs placebo).

•                  Secondary: to compare the effects of treatments on AHR.

METHODS

•                  Randomised, double-blind, 4-way crossover study

•                  21 days treatment administered in the morning via a novel dry powder inhaler (Figure 1).

Figure 1. Study design

* Allergen challenge on Day 21, 1h post-final dose

† Assessment of AHR on Day 22, 24h post-allergen challenge (25h post-dose) using doubling concentrations of methacholine to induce a 20% fall in forced expiratory volume in 1s (FEV1) (PC20)

RESULTS

Study population and demographics

•                  Baseline characteristics of study participants are outlined in Table 1.

•                  Of the 27 patients randomised, one withdrew consent and four protocol deviations during treatment period 1 led to those data being excluded from the analysis for that treatment period.

Pre-challenge lung function

•                  FEV1 improved from Day 1 to Day 21 with FF/VI, FF and VI by 230mL (95% CI: 145, 315), 116mL (30, 202) and 183mL (95, 272) respectively. With placebo, FEV1 declined by 61mL (-147, 24).

Figure 2. Methacholine challenge treatment differences (PC20) performed 25h post-dose and 24h following an inhaled allergen challenge

Table 1. Baseline characteristics

Demographics

Mean age,	30.8
years (range)	(18-49)
Female, %	30
Mean BMI,	25.5
kg/m2 (range)	(19.2-35.0)
White race, %	93

Lung function

Mean pre-bronchodilator FEV1, L	3.7
(range)	(2.7-5.0)
Mean pre-bronchodilator FEV1	92.3
% pred. (range)	(71.3-119.8)
Methacholine PC20, mg/mL	<8

Allergen, n (%)

House dust mite	15 (56)
Cat hair/dander	10 (37)
Birch tree	1 (4)
Grass pollen	1 (4)

BMI = body mass index

Allergen challenge (EAR/LAR)

•                  At all time points assessed, FF/VI exhibited the greatest attenuation of the allergen-induced response; the LAR to allergen challenge was significantly reduced with all active treatments, while the EAR was significantly reduced by FF/VI and FF, relative to placebo.

AHR

•                  25h post-dose FF alone and combined with VI significantly reduced AHR vs placebo (Figure 2).

•                  Combination therapy with FF/VI was superior to monotherapy with FF or VI alone (Figure 2).

Safety

•                  No serious adverse events or withdrawals were reported.

Safety cont’d.

•                  On-treatment, treatment-related adverse events occurring in >2 patients are listed in Table 2.

Table 2. Treatment-related adverse events

				FF/VI
	PBO	FF 100	VI 25	100/25
n (%)	(n=27)	(n=27)	(n=27)	(n=27)
Any AE	7 (26)	5 (19)	4 (15)	6 (22)
Headache	4 (15)	1 (4)	2 (8)	4 (15)
Oral candidiasis	2 (7)	0	0	0
Oropharyngeal pain	1 (4)	1 (4)	0	2 (7)
Throat irritation	0	1 (4)	1 (4)	0

CONCLUSION

•                  FF/VI provides significant protection from allergen-induced airway hyper-responsiveness shown by an increase in PC20 methacholine at 25h post-dose, compared with placebo and FF and VI alone.

REFERENCES

(1) Lötvall J, et al. J Allergy Clin Immunol 2011;127:355–360.
(2) O’Byrne PM. Allergy Asthma Immunol Rev 2009;1:3–9.
(3) Woodcock A, et al. Respir Res 2011;12:160.
(4) Lötvall J, et al. Eur Respir J 2012 [Epub ahead of print].

ACKNOWLEDGEMENTS

•                  The presenting author, Dr L Bjermer, declares the following real or perceived conflicts of interest during the last 3 years in relation to this presentation: received honoraria for speaking and consulting and/or financial support for attending meetings from Almirall, AstraZeneca, Airsonette, Andre Pharma, Boehringer Ingelheim, GlaxoSmithKline, Merck, Mundipharma, Nigaard, Novartis, Nycomed/Takeda and Orion Pharma.

•                  This study was funded by GlaxoSmithKline; GSK Study Code HZA113126, Clinicaltrials.gov NCT01128595.

•                  Editorial support was provided by Geoff Weller, PhD, at Gardiner-Caldwell Communications; this support was funded by GlaxoSmithKline.

Presented at the European Academy of Allergy and Clinical Immunology Congress 2012 Geneva, Switzerland, 16–20 June, 2012